UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2014

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Althardstrasse 10
CH-8105 Regensdorf, Switzerland

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

CLEARWATER, Fla., April 9, 2014 / PRNewswire

Endurance Exploration Group, Inc. (OTCQB: EXPL) (“Endurance” or the “Company”), a company that specializes in historic shipwreck research, subsea survey and recovery of lost ships containing valuable cargoes, is pleased to announce an offering of up to 15,000,000 restricted shares of its common stock at $.25 per share.

Proceeds of the Offering will be used by Endurance to investigate a sonar target located during a 2013 search for the shipwreck code-named “Sailfish” and to begin the search for a second lost ship code-named “Black Marlin”. There is historic evidence that Sailfish sank with gold coins and passenger valuables and that Black Marlin was carrying four separate silver shipments when she sank during battle. In addition to funding operations, a successful offering will allow the Company to add search and survey equipment to its current holdings allowing Endurance to search deeper water with higher quality imaging.

The offering is being made under Regulation S and Regulation D, including the new 506(c) exemption of the Securities Act of 1933.  Eligible investors interested in obtaining the Company Offering documents may request them through our website at www.enduranceexplorationgroup.com/investors, or may contact Company Director, Guy Zajonc, via email, guyz@eexpl.com.

Endurance CEO, Micah Eldred said, “We are pleased to be in position to conduct this offering allowing us to grow our operations and deep-water capability. We are looking forward to a close-up look of our Sailfish target and the commencement of search for Black Marlin.

This communication shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Endurance Exploration Group, Inc.:

Endurance Exploration Group, Inc. specializes in historic shipwreck research, subsea search and recovery of lost ships containing valuable cargoes. Over the last 5 years, Endurance has developed a research database of over 1,400 ships that are known to be lost with valuable cargoes in the world oceans. Endurance operates the research vessel Haganes, side-scan sonar, and light inspection and work ROVs.

www.enduranceexplorationgroup.com

www.facebook.com/EnduranceExplorationGroup

Cautionary Information Regarding Forward-Looking Statements.

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of April 9, 2014. Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

The Offering:

Endurance Exploration Group, Inc. (“Endurance”), is offering up to $3,750,000 in shares of its Common Stock at a price of $.25 per share to investors in the United States that can verify to Endurance’s satisfaction (and in accordance with applicable regulations) that they are accredited investors as defined in Regulation D under the Securities Act of 1933, and to investors outside of the United States pursuant to Regulation S. The shares being offered have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other jurisdiction. The shares being offered to persons in the United States may not be resold except in certain transactions exempt from the registration requirements of the Securities Act and any applicable state securities laws and regulations. The shares being offered to persons outside of the United States may not be reoffered or resold by such purchasers within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the Securities Act. Each placement agent involved in the offering to purchasers outside of the United States has agreed that it will not offer, sell or deliver the shares (a) as part of its distribution at any time or (b) otherwise until six months after the later of the commencement of the offering and the closing date, within the United States or to, or for the account or benefit of, U.S. persons and it will have sent to each broker-dealer to which it sells shares in reliance on Regulation S during such six-month period, a confirmation or other notice detailing the restrictions on offers and sales of the shares within the United States or to, or for the account or benefit of, U.S. persons. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act. Hedging transactions involving these shares may not be conducted unless in compliance with the Securities Act. The defined terms used in this legend have the meanings ascribed to them in Regulation S and the definitions of such terms contained in Regulation S are hereby incorporated herein by reference.

For more information go to www.enduranceexplorationgroup.com/investors.

Contact Information:

Guy M Zajonc, J.D.

Board of Directors

(509) 448-1328

guyz@eexpl.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Exploration Group, Inc.
Dated: April 9, 2014	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

4